UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K/A
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2021

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place,	Birmingham,	AL	35209
(Address of Principal Executive Office )			(Zip code)

Registrant’s telephone number, including area code:	(205)	877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Current Report on Form 8-K/A ("Amendment") is being filed for the purpose of amending Items 2.01 and 9.01 of the Current Report on Form 8-K filed on May 6, 2021 (the "Initial 8-K"). In our Initial 8-K, we reported that we had completed our acquisition of NORCAL Insurance Company ("NORCAL") effective May 5, 2021, and indicated that we would file the historical financial information of NORCAL and the pro forma financials of the combined companies at a later date in accordance with, and within the timeframe required under, applicable rules relating to financials of acquired companies. This Amendment is being filed to amend and supplement the Initial 8-K to include such financial statements and pro forma financial information.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On May 6, 2021, we filed a Current Report on Form 8-K reporting the closing of our acquisition of NORCAL Insurance Company, effective May 5, 2021. Copies of the audited historical financial information of NORCAL and pro forma financials of the combined companies are included as Exhibit 99.1 and 99.2, and are included in this Item by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
23.1 Consent of KPMG US LLP
99.1 NORCAL's audited consolidated financial statements and accompanying notes as of and for the years ended December 31, 2020 and December 31, 2019
99.2 Unaudited pro forma condensed combined financial statements and accompanying notes as of and for the year ended December 31, 2020
SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 15, 2021

PROASSURANCE CORPORATION
by: /s/ Jeffrey P. Lisenby
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Jeffrey P. Lisenby General Counsel

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